Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Business First Bancshares Inc of our reports dated March 1, 2022 and March 5, 2021 with respect to the financial statements of Business First Bancshares Inc and the effectiveness of internal control over financial reporting, included in the Annual Report on Form 10-K for the years ended December 31, 2021 and December 31, 2020, respectively.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Fort Worth, Texas

August 19, 2022